Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces First Quarter Financial Results
New York, NY — May 7, 2009 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the first quarter ended March 31, 2009.
QUARTERLY RESULTS
•	Total revenues net of reimbursed expenses for the first quarter of 2009 increased to $52.3 million from $46.9 million for the first quarter of 2008. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the first quarter of 2009 was $17.7 million, compared to $17.1 million for the same period in 2008.

•	Cash flows from operating activities for the first quarter of 2009 increased to $24.3 million from $10.8 million in the first quarter of 2008.

•	Adjusted cash flow from operating activities in the first quarter of 2009 increased to $39 million from $38.7 million in the first quarter of 2008.

•	Funds from operations (FFO) for the first quarter of 2009, as per the attached table, were $28.9 million or $0.72 per diluted share, compared to $21.5 million or $0.54 per diluted share for the comparable period in 2008.

•	Further information concerning FFO and adjusted cash flow from operating activities, non-GAAP supplemental performance metrics, is presented in the accompanying tables.
ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had assets valued at approximately $8.2 billion as of March 31, 2009.

•	As of March 31, 2009, the occupancy rate of our own 17 million square foot portfolio was approximately 94%. In addition, for the 93 million square feet owned by the CPA® REITs, as of that date, the occupancy rate was approximately 98%.
INVESTMENT AND FUNDRAISING ACTIVITY
•	In the first quarter of 2009, we structured investments totaling approximately $271 million, of which $231 million was on behalf of our CPA® REITs. These included a noteworthy transaction we and two affiliates closed with The New York Times Company in March, providing them with $225 million in net lease financing with respect to a leasehold condominium interest encompassing 750,000 rentable square feet of the Times Company’s midtown Manhattan, Renzo Piano-designed headquarters, which we are leasing back to them over an initial lease term of 15 years. Comparatively, in the first quarter of 2008, we structured investments totaling approximately $57 million.

•	Since we began fundraising for CPA®:17 — Global in December 2007, we have raised approximately $450 million through May 6, 2009.
DISTRIBUTIONS AND SHARE REPURCHASES
•	The Board of Directors raised the quarterly cash distribution to $0.496 per share for the first quarter of 2009. The distribution was paid on April 15, 2009 to shareholders of record as of March 31, 2009. This was our 32nd consecutive quarterly dividend increase.

•	Through our share repurchase programs, we repurchased $10.5 million of our common stock in the first quarter of 2009. Our most recent share repurchase program expired on March 27, 2009.
CAREY STORAGE
•	In January 2009, Carey Storage, our self storage subsidiary, formed a joint venture with Harbert® Management Corporation to purchase self-storage assets. Harbert and W. P. Carey are contributing a total of $50 million to the venture—$30 million from Harbert and $20 million from W. P. Carey. The venture was seeded with an existing portfolio made up of 13 properties, which were acquired by W. P. Carey’s self-storage-focused investment team over the prior two years. The self-storage investment team is actively pursuing additional property acquisitions.
“The first quarter of 2009 was emblematic of both the challenges and opportunities we see in the sale-leaseback market,” said Gordon F. DuGan, President and CEO. “Our transaction with The New York Times Company demonstrated our ability to meet the current financing needs of an established company while helping to achieve the objectives we seek for our investors. We believe there are numerous attractive investments available from a risk/return standpoint in this market. We continue to raise funds for CPA®:17 — Global to take advantage of these opportunities.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Date: Thursday, May 7, 2009, 11:00AM (ET)
Call-in Number: 1-877-407-0782
(International) +1-201-689-8567
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 1-877-660-6853
(International) +1-201-612-7415
Replay Access Codes: Account # 286 and Conference ID # 320766. Please note that both access codes are required for playback. Replay Available until May 21, 2009 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC is an investment firm that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio approaching $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 300 long-term corporate obligors spanning 28 industries and 14 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC

Consolidated Statements of Income (Unaudited)
(in thousands, except share & per share amounts)

	Three months ended March 31,
	2009	2008
Revenues
Asset management revenue	$19,108	$20,126
Structuring revenue	10,409	3,416
Wholesaling revenue	1,093	1,140
Reimbursed costs from affiliates	9,874	10,366
Lease revenues	18,391	19,075
Other real estate income	3,260	3,122

	62,135	57,245

Operating Expenses
General and administrative	(19,099)	(15,413)
Reimbursable costs	(9,874)	(10,366)
Depreciation and amortization	(5,683)	(6,051)
Property expenses	(1,936)	(2,378)
Other real estate expenses	(2,131)	(2,069)

	(38,723)	(36,277)

Other Income and Expenses
Other interest income	407	761
Income from equity investments in real estate and CPA® REITs	1,387	4,711
Other income and expenses	3,154	2,811
Interest expense	(4,329)	(5,043)

	619	3,240

Income from continuing operations before income taxes	24,031	24,208
Provision for income taxes	(6,200)	(7,144)

Income from continuing operations	17,831	17,064

Discontinued Operations
Income from operations of discontinued properties	78	126
Loss on sale of real estate	(135)	—

(Loss) income from discontinued operations	(57)	126

Net Income	17,774	17,190
Add: Net loss attributable to noncontrolling interests	170	172
Less: Net income attributable to redeemable noncontrolling interests	(235)	(261)

Net Income Attributable to W. P. Carey Members	$17,709	$17,101

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.45	$0.44
(Loss) income from discontinued operations attributable to W. P. Carey members	—	—

Net income attributable to W. P. Carey members	$0.45	$0.44

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.44	$0.43
(Loss) income from discontinued operations attributable to W. P. Carey members	—	—

Net income attributable to W. P. Carey members	$0.44	$0.43

Weighted Average Shares Outstanding
Basic	39,175,020	38,876,136

Diluted	39,927,886	40,202,798

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$17,766	$16,975
(Loss) income from discontinued operations, net of tax	(57)	126

Net income	$17,709	$17,101

Distributions Declared Per Share	$0.496	$0.482

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,
	2009	2008
Cash Flows — Operating Activities
Net income	$17,774	$17,190
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization including intangible assets and deferred financing costs	5,523	6,588
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(1,760)	(1,321)
Straight-line rent adjustments	494	631
Management income received in shares of affiliates	(6,896)	(10,063)
Loss on sale of real estate	135	—
Gain on extinguishment of debt	(6,991)	—
Allocation of income to profit sharing interest	3,698	—
Unrealized loss (gain) on foreign currency transactions, warrants and securities	208	(1,488)
Realized gain on foreign currency transactions and other	(69)	(1,323)
Stock-based compensation expense	1,725	2,106
Decrease in deferred acquisition revenue received	21,794	46,695
Increase in structuring revenue receivable	(4,985)	(1,672)
Increase (decrease) in income taxes, net	971	(608)
Decrease in settlement provision	—	(29,979)
Net changes in other operating assets and liabilities	(7,339)	(15,997)

Net cash provided by operating activities	24,282	10,759

Cash Flows — Investing Activities

Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	5,661	1,826
Capital contributions to equity investments	—	(513)
Purchases of real estate and equity investments in real estate	(39,651)	(184)
Capital expenditures	(4,038)	(2,648)
VAT refunded on purchase of real estate	—	3,189
Funds released from escrow in connection with the sale of property	—	636
Proceeds from transfer of profit sharing interest	21,928	—
Proceeds from sale of real estate	1,925	—

Net cash (used in) provided by investing activities	(14,175)	2,306

Cash Flows — Financing Activities
Distributions paid	(19,587)	(29,581)
Contributions from noncontrolling interests	1,024	558
Distributions to noncontrolling interests	(2,973)	(965)
Distributions to profit sharing interest	(3,434)	—
Scheduled payments of mortgage principal	(2,593)	(2,295)
Proceeds from mortgages and credit facilities	90,000	81,937
Prepayments of mortgage principal and credit facilities	(57,518)	(55,763)
Proceeds from loan from affiliates	1,624	—
Repayment of loan from affiliates	—	(7,569)
Payment of financing costs	—	(369)
Proceeds from issuance of shares	—	10,910
Windfall tax (provision) benefits associated with stock-based compensation awards	(832)	466
Repurchase and retirement of shares	(10,486)	(5,134)

Net cash used in financing activities	(4,775)	(7,805)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(546)	228

Net increase in cash and cash equivalents	4,786	5,488
Cash and cash equivalents, beginning of period	16,799	12,137

Cash and cash equivalents, end of period	$21,585	$17,625

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended March 31,
	2009	2008
EBITDA
Investment management	$13,694	$14,745
Real estate ownership	20,266	20,634

Total	$33,960	$35,379

FFO
Investment management	$13,704	$5,461
Real estate ownership	15,153	16,069

Total	$28,857	$21,530

EBITDA Per Share (Diluted)
Investment management	$0.34	$0.37
Real estate ownership	0.51	0.51

Total	$0.85	$0.88

FFO Per Share (Diluted)
Investment management	$0.34	$0.14
Real estate ownership	0.38	0.40

Total	$0.72	$0.54

Adjusted Cash Flow From Operating Activities
Adjusted cash flow	$39,038	$38,655

Adjusted cash flow per share (diluted)	$0.98	$0.96

Distributions declared per share	$0.496	$0.482

Payout ratio (distributions per share/adjusted cash flow per share)	51%	50%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$7,331	$6,931
Adjustments:
Provision for income taxes	5,765	6,784
Depreciation and amortization	598	1,030

EBITDA — investment management	$13,694	$14,745

EBITDA per share (diluted)	$0.34	$0.37

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$10,378	$10,170
Adjustments:
Interest expense	4,329	5,043
Provision for income taxes	435	360
Depreciation and amortization	5,085	5,021
Reconciling items attributable to discontinued operations	39	40

EBITDA — real estate ownership	$20,266	$20,634

EBITDA per share (diluted)	$0.51	$0.51

Total Company
EBITDA	$33,960	$35,379

EBITDA per share (diluted)	$0.85	$0.88

Diluted weighted average shares outstanding	39,927,886	40,202,798

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$7,331	$6,931
Amortization, deferred taxes and other non-cash charges	1,312	(2,554)
FFO from equity investments	5,061	1,084

FFO — investment management	$13,704	$5,461

FFO per share (diluted)	$0.34	$0.14

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$10,378	$10,170
Loss on sale of real estate, net	135	—
Gain on extinguishment of debt, net (a)	(2,796)	—
Depreciation, amortization and other non-cash charges	5,174	3,561
Straight-line and other rent adjustments	180	669
FFO from equity investments	2,257	1,841
Noncontrolling interests’ share of FFO	(175)	(172)

FFO — real estate ownership	$15,153	$16,069

FFO per share (diluted)	$0.38	$0.40

Total Company
FFO	$28,857	$21,530

FFO per share (diluted)	$0.72	$0.54

Diluted weighted average shares outstanding	39,927,886	40,202,798

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

(a)	During the three months ended March 31, 2009, Carey Storage repaid, in full, the $35 million outstanding balance on its secured credit facility for $28 million and recognized a gain of $7 million on the repayment of this debt at a discount, inclusive of profit sharing interest of $4.2 million.

W. P. CAREY & CO. LLC
Adjusted Cash Flow From Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Cash flow from operating activities — as reported	$24,282	$10,759
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	7,195	1,825
Contributions received from noncontrolling interests, net (b)	222	—
Changes in working capital (c)	7,339	17,350
CPA®:16 — Global performance adjustment, net (d)	—	(12,291)
Settlement payment (e)	—	21,012

Adjusted cash flow from operating activities	$39,038	$38,655

Adjusted cash flow per share (diluted)	$0.98	$0.96

Distributions declared per share	$0.496	$0.482

Payout ratio (distributions per share/adjusted cash flow per share)	51%	50%

Diluted weighted average shares outstanding	39,927,886	40,202,798

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the fourth quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met (second quarter of 2007), as this revenue was actually earned over a three year period.

(e)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $30 million in the first quarter of 2008, and recognized an offsetting $9 million tax benefit in the same period.